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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-02107 of MCN Energy Group Inc. on Form S-8 of our report dated June 25, 1998, appearing in this Annual Report on Form 11-K of the MichCon Investment and Stock Ownership Plan for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Detroit, Michigan
June 29, 1998